CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus for State Street Institutional Investment Trust and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the State Street Institutional Investment Trust Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendments No. 54 to the Registration Statement (Form N-1A, No. 333-30810) of our report dated February 26, 2014 on the financial statements and financial highlights of State Street Institutional Liquid Reserves Fund, State Street Institutional Tax Free Money Market Fund, State Street Institutional U.S. Government Money Market Fund, State Street Institutional Treasury Money Market Fund, and State Street Institutional Treasury Plus Money Market Fund included in the December 31, 2013 Annual Report to Shareholders of State Street Institutional Investment Trust.

ERNST & YOUNG LLP

Boston, Massachusetts

June 20, 2014